                                                                  EXHIBIT 10(cc)

                                 LOAN AGREEMENT

         This LOAN AGREEMENT ("Agreement") dated as of this 22nd day of October 1998, is between MULTIMEDIA ACCESS CORPORATION, a Delaware corporation (the "Borrower"), and the Lenders listed on the signature pages hereof (each a "Lender", and collectively "Lenders"). The parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

                  "Affiliate" means any person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower or any subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Loan Agreement, as amended, supplemented, or modified from time to time.

                  "Assignment and Acceptance Agreement" means an agreement among a Lender and such Lender's assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Commitment and other interests under this Agreement and the other Loan Documents.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and all rules and regulations promulgated thereunder.

                  "Borrowing Base" means the amount as established by Lenders from time to time, based on their sole and absolute discretion.


MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 1

                  "Borrowing Base Certificate" means a certificate of Borrower in the form of Exhibit "A" attached hereto.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Texas are authorized or required to close under the laws of the State of Texas.

                  "Capital Lease" means all leases, which have been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Closing Date" means October 22, 1998.

                  "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Security Documents; (b) all "Collateral" as defined in the Security Documents; (c) all real property mortgaged pursuant to the Security Documents; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

                  "Commitment" means $9,000,000.00, as may be reduced from time to time by Lenders.

                  "Debt" means all outstanding liabilities payable to the Lenders under this Agreement and/or hereinafter arising.

                  "Default" means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Eligible Accounts Receivable" means all accounts receivables of the Borrower less the total dollar amount of Ineligible Accounts Receivable.

                  "Eligible Inventory" means all inventory of the Borrower less the total dollar amount of Ineligible Inventory.

                  "Event of Default" means any of the events specified in
         Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Ineligible Accounts Receivable" means accounts which are not included in the Borrowing Base by the Lenders, such as intercompany receivables, affiliate receivables, related receivables, employee receivables, or receivables of bankrupt companies, and any other receivables which the Lenders determine as ineligible.



MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 2

                  "Ineligible Inventory" means inventory which is not included in the Borrowing Base by the Lenders, such as obsolete inventory, and any other inventory which the Lenders determine as ineligible.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Line" shall have the meaning assigned to such term in Section 2.01.

                  "Loan" or "Loans" means an advance or advances under the Line.

                  "Loan Document" means this Agreement, the Note, the Security Documents, and the other documents and agreements executed by the Borrower in connection with such documents and agreements.

                  "Maturity Date" means the earlier of (a) the suspension (subject to reinstatement) of the Lenders' obligations to make Loans pursuant to section 7.02, (b) the acceleration of the Obligations pursuant to subsection 7.03 or (c) October 22, 1999; provided however, the date indicated in clause (c) of this definition shall automatically be extended for one (1) year on such date unless Lenders terminate this Agreement by written notice to Borrower at least 120 days prior to such date, or Borrower terminates this Agreement by written notice to all Lenders at least 60 days prior to such date.

                  "Note" or "Notes" means one or more of the notes of Borrower substantially in the form of Exhibit "B" attached hereto.

                  "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower, or any of its Subsidiaries.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 3

                  "Pro Rata Share" means with respect to a Lender's obligation to make Loans and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's commitment to make Loans, as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender, by (ii) all such commitments of all Lenders to make Loans.

                  "Security Agreement" means one or more Security Agreements to be delivered by the Borrower under the terms of this Agreement in favor of the Lenders.

                  "Security Documents" means all instruments, documents and agreements executed by or on behalf of any Person to guaranty or provide collateral security with respect to the Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Obligations, any mortgage or deed of trust, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

         SECTION 2.01. LINE. Each Lender agrees, severally and not jointly, on the terms and conditions hereinafter set forth, to make advances to Borrower under a line of credit (the "Line") from time to time during the period from the Closing Date, to but excluding the Maturity Date, in the amount of its Pro Rata Share of the lesser of (i) the Commitment, or (ii) the Borrowing Base then in effect. Requests for advances under the Line may be made only twice per month. Advances or amounts outstanding under the Commitment will be called "Loans". Loans may be repaid and reborrowed. The Loans shall be repaid in full on the Maturity Date. The "Maximum Loan Balance" will be the lesser of (a) the "Borrowing Base" or (b) the Commitment. If at any time the outstanding Loans exceed the Maximum Loan Balance, Lenders shall not be obligated to make Loans and Loans must be repaid immediately in an amount sufficient to eliminate any excess. Loans may be requested in any amount, with three (3) Business Days prior notice. All Loans requested telephonically must be confirmed in writing within twenty-four (24) hours. No Lender shall incur any liability to Borrower for acting upon any telephonic notice that such Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 4

         SECTION 2.02. NOTES. Borrower shall execute and deliver to each Lender a Note to evidence the Loans, such Note to be in the principal amount of such Lender's Pro Rata Share of the Commitment. In the event of an assignment of the Loans by a Lender or if a new Lender is added to this Agreement, Borrower shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

         SECTION 2.03. (1) Interest. From the date the Loans are made and the date the other Obligations become due, the Loans and the other Obligations shall bear interest at a rate of twelve percent (12%) per annum.

                       (2) Computation of Interest and Related Fees. Interest on all Loans and all other Obligations shall be calculated daily on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged. Interest on all Loans is payable in arrears on the first day of each calendar month and on the maturity of such Loans, whether by acceleration or otherwise.

                       (3) Default Rate of Interest. At the election of Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at a rate that is six percent (6%) in excess of the rates otherwise payable under this Agreement.

                       (4) Excess Interest. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

         SECTION 2.04. MATURITY. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (c) of the definition of the term "Maturity Date." Until all Obligations have been fully paid and satisfied and the Commitment has been terminated, Lenders shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

         SECTION 2.05. LOAN ACCOUNTS. Each Lender will maintain loan account records for (a) all Loans, interest charges and payments thereof, (b) the charging and payment of all fees, costs and expenses and (c) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by a Lender to so record shall not limit or affect the Borrower's obligation to pay.

         SECTION 2.06. METHOD OF PAYMENT. The Borrower shall make each payment under this Agreement and under the Note not later than 2:00 p.m. (CST) on the date when due in lawful money of the United States to each Lender at the address of such Lender shown on the signature pages

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 5 hereof in immediately available funds. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a Saturday, Sunday, or a public holiday, or the equivalent for banks generally under the laws of the State of Texas, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.01. CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of the Lenders to make the initial Loan to Borrower is subject to the conditions precedent that the Lender shall have received on or before the day of such Loan each of the following, in form and substance satisfactory to the Lender and its counsel:

         (1) NOTE. A Note duly executed by the Borrower in favor of each Lender;

         (2) SECURITY AGREEMENT. A Security Agreement, duly executed by the Borrower, together with (a) acknowledgment copies of the Financing Statement (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Lenders, desirable to perfect the security interest created by the Security Agreement;

         (3) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Certified copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

         (4) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate of the Secretary of Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and each other documents to be delivered by the Borrower under this Agreement;

         (5) LISTING OF ASSETS. A complete, updated listing of all assets of the Borrower, certified by an authorized officer of the Borrower;

         (6) BORROWING BASE CERTIFICATE. A completed Borrowing Base Certificate signed by an authorized officer of the Borrower.

         (7) LENDER'S COUNSEL FEES. Payment of all fees and expenses of counsel to Lender incurred in connection with this Agreement and all other Loan Documents.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 6

         (8) ADDITIONAL DOCUMENTATION. The Lender shall have received such other approvals, opinion, or documents as the Lender may reasonably request.

         SECTION 3.02. CONDITIONS TO ALL LOANS. The obligations of Lenders to make Loans on any date ("Funding Date") are subject to the further conditions precedent set forth below.

                  (A) Lenders shall have received, in accordance with the provisions of Section 2.01, a notice requesting an advance of a Loan.

                  (B) The representations and warranties contained in Article IV of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Borrower that such representations and warranties are) true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date.

                  (C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

                  (D) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making any Loan.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         SECTION 4.01. INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged in, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         SECTION 4.02. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents to which it is a party has been duly authorized by all necessary corporate action and do not and will not
(1) require any consent or approval of the stockholders of such corporation, (2) contravene such corporation's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve Lender System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) result in a

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 7 breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; and (5) cause such corporation to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument. Borrower will make every effort to comply with this Section, and as of the date of this Agreement, the Borrower has, to the best of the Borrower's knowledge, complied with this Section.

         SECTION 4.03. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligation of the Borrower, enforceable against the Borrower, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

         SECTION 4.04. FINANCIAL STATEMENTS. The audited balance sheet of the Borrower as of December 31, 1997, and the related audited statements of income and retained earnings of the Borrower for the period ending December 31, 1997, and the unaudited balance sheet of the Borrower as of August 31, 1998, and the related unaudited statement of income and retained earnings for the eight (8) month period then ended, copies of which have been furnished to the Lenders, are complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, (subject to year end adjustments in the case of interim financial statements), there has been no material adverse change in the business condition (financial or otherwise) or operations of the Borrower. There are no liabilities of the Borrower, fixed or contingent, which have not already been disclosed to the Lenders which are material, but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report furnished by the Borrower to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         SECTION 4.05. LITIGATION. To the best of the Borrower's knowledge, there is no pending or threatened action or proceeding against or affecting the Borrower, before any court, governmental agency, or arbitrator, which may, in any case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

         SECTION 4.06. OPERATION OF BUSINESS. To the best of its knowledge, the Borrower possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct business as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights or others with respect to any of the foregoing.

         SECTION 4.07. TAXES. The Borrower has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the Borrower

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 8 for all taxable years ended has been filed with the Internal Revenue Service and all known tax liabilities have been paid.

                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

         So long as any Note shall remain unpaid, the Borrower will:

         SECTION 5.01. MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

         SECTION 5.02. MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

         SECTION 5.03. MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the property conduct of its business.

         SECTION 5.04. CONDUCT OF BUSINESS. Continue to engage in an efficient and economical manner in a business of the same general type as now conducted by it on the date of this Agreement within the Borrower's powers under its Bylaws and Articles of Incorporation.

         SECTION 5.05. MAINTENANCE OF CASUALTY INSURANCE. Maintain property and casualty insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         SECTION 5.06. COMPLIANCE WITH LAWS. Comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon the property pledged to the Lenders, to the best of the Borrower's knowledge.

         SECTION 5.07. RIGHT OF INSPECTION. At any reasonable time and from time to time, permit the Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of accounts of, and visit the properties of, the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 9

         SECTION 5.08. REPORTING REQUIREMENTS. Furnish to the Lenders:

         (1) FINANCIAL STATEMENTS. The Borrower will furnish the Lender (a) within one hundred and eighty (180) days after the end of each fiscal year of the Borrower, copies of Audited Balance Sheets of the Borrower as of the close of business of such fiscal year and Audited consolidated statements of income and retained earnings of the Borrower for such year, (b) within ten (10) days after the end of each month of each fiscal year of the Borrower, a Borrowing Base Certificate; (c) as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, copies of the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and consolidated statements of income and retained earnings of the Borrower and copies of accounts receivable agings for the same period; and (d) from time to time, such further information regarding the business, affairs, and financial condition of the Borrower as the Lenders may reasonably request, including copies of all filings with the Securities and Exchange Commission. All financial statements delivered hereunder shall be prepared on a basis consistent with those used in the preparation of the financial statements of the Borrower in the past;

         (2) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower which, if determined adversely to the Borrower could have a material adverse effect on the financial condition, properties, or operations of the Borrower;

         (3) NOTICE OF DEFAULT AND EVENTS OF DEFAULT. As soon as possible and in any event within thirty (30) days after the concurrence of each default or event of default, a written notice setting forth the details of such default or event of default and the action which is proposed to be taken by the Borrower with respect thereto; and

         (4) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any subsidiary as the Lenders may from time to time reasonably request.

         SECTION 5.09. MAINTENANCE OF KEYMAN INSURANCE. Maintain Keyman life insurance in an amount not less than $1,000,000.00 with financially sound and reputable insurance companies on Glenn Norem.

         SECTION 5.10. CONTINGENT LIABILITIES. The Lenders will be informed of any litigation, changes in contractual obligations, or other changes in the status quo of the Borrower that could materially affect the business.

         SECTION 5.11. YEAR 2000 COMPLIANT. The Borrower will be Year 2000 Compliant by December 31, 1999. "Year 2000 Compliant" means, that all software, embedded microchips, and

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 10 other processing capabilities utilized by, and material to the business operations or financial condition of the Borrower are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates, in and after the Year 2000.

         SECTION 5.12. FURTHER ASSURANCES.

              (1) Borrower shall execute such financing statements, documents, security agreements and reports as Lenders at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations contemplated by the Loan Documents.

              (2) At Lenders' request, Borrower shall cause any Subsidiaries of Borrower promptly to guaranty the Obligations and to grant to Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Lenders.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as the Note shall remain unpaid, the Borrower will not:

         SECTION 6.01. MERGERS, ETC. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of all or substantially all of its remaining unpledged assets (whether now owned and not encumbered) to any person and or any entity, where the Borrower is not the surviving entity.

         SECTION 6.02. LEASES. Create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except leases totaling in the aggregate $250,000. in any fiscal year of the Borrower.

         SECTION 6.03. DIVIDENDS. Declare or pay any dividends on common stock; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock.

         SECTION 6.04. SALE OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock, receivable, and leasehold interests), except: (1) for inventory disposed of in the ordinary course of business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business; and (3) Borrower determines it is in the best interest of the Borrower.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 11

         SECTION 6.05. DEBT The Borrower will not incur debt, other than normal trade payables, in excess of $250,000 without the prior consent of the Lenders.

         SECTION 6.06. INVESTMENTS. The Borrower will not purchase any stock or debt obligations for cash (except U.S. Government Obligations).

         SECTION 6.07. LOANS. The Borrower will not make loans that aggregate $100,000 to, or guarantee any obligation of any other person, firm, or corporation, without written permission from the Lenders.

         SECTION 6.08. CHANGE OF BUSINESS. The Borrower will not engage in any business other than that in which it is engaged as of the date of this Agreement.

         SECTION 6.09. CHANGES IN MANAGEMENT OR OWNERSHIP. Any adverse changes in management or ownership that might materially change the character or operating philosophy of the Borrower is prohibited.

         SECTION 6.10. REPURCHASE OF STOCK. The Borrower will not repurchase any of its common stock, without written permission from the Lenders.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. The following shall constitute "Events of Default":

              (1) The Borrower should fail to pay the principal of, or interest on, the Note as and when due and payable and such failure shall continue after five (5) days after Lender has sent notice of such failure to Borrower;

              (2) Any representation or warranty made by the Borrower in this Agreement or the Security Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made, all of which has not been cured after ten (10) days after Lender has sent notice of such default to Borrower;

              (3) The Borrower shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than the Note) to which it is a party on its part to be performed or observed, all of which has not been cured after ten (10) days after Lender has sent notice of such default to Borrower;

              (4) The Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Note), or any interest or premium thereon, when due (whether

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 12 by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled require prepayment), prior to the stated maturity thereof, all of which has not been cured after ten (10) days after Lender has sent notice of such default to Borrower:

              (5) The Borrower (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; (b) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or status of any jurisdiction, whether now or hereafter in effect; (c) shall have any such petition or application filled or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; (d) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (e) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of ninety (90) days or more;

              (6) One or more judgments, decrees, or orders for the payment of money in excess of Ten Thousand Dollars ($10,000.00) in the aggregate shall be rendered against the Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of one hundred eighty (180) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or

              (7) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity of enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement, or the Borrower shall fail to perform any of its obligations under the security agreement.

         SECTION 7.02. SUSPENSION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, each Lender without notice or demand, may immediately cease making additional Loans and cause its obligation to lend its Pro Rata Share of the Commitment to be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed by Lenders within any

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 13 applicable grace or cure period, any suspended portion of the Commitment shall be reinstated. Each Lender may alternatively suspend only a portion of its obligation to lend its Pro Rata Share of the Commitment.

         SECTION 7.03. ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing Section 7.01(7), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the obligations of Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lenders may, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and the obligations of Lenders to make Loans shall thereupon terminate.

                                  ARTICLE VIII


                                   (Reserved)


                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 9.02. NOTICES, ETC. All notices and other communications provided for under this Agreement and under the Loan Documents to which the Borrower is a party shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered, if to the Borrower, at its address at 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, Attn: William Leftwich, CFO and if to a Lender, at its address set forth on the signature pages hereof or in any Assignment and Acceptance Agreement, or as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. All such notices and communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to any Lender pursuant to the provisions of Article II shall not be effective until received by such Lender.

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 14

         SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Lenders to exercise, and no delay in exercising any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Document are limited by other remedies available, as prescribed by law.

         SECTION 9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Lenders.

         SECTION 9.05. COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Document, and agrees to save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 9.06. RIGHT OF SET OFF. Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lenders to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document to such Lender, up to the amount of its Pro Rata Share, irrespective of whether or not the Lenders shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Lenders agree promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have.

         SECTION 9.07. INDEMNITIES. Borrower agrees to indemnify, pay, and hold each Lender and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement or the transactions consummated pursuant to this Agreement; provided that Borrower shall have no

MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - Page 15 obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Section and other indemnification provisions contained within the Loan Documents shall survive the termination of this Agreement.

         SECTION 9.08. GOVERNING LAW. This Agreement and the Note shall be governed by, and construed in accordance with the laws of the State of Texas.

         SECTION 9.09. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extend of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity of enforceability of such provision in any other jurisdiction.

         SECTION 9.10. HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         SECTION 9.11. GOOD FAITH. The Lenders acknowledge that all dealings by the Borrower that precede this Agreement were done in good faith with no fraudulent intent. The Borrower acknowledges that all dealings by the Lenders that precede this Agreement were done in good faith with no fraudulent intent. All lawsuits or other legal or quasi-legal proceedings shall be brought solely in Dallas County, Texas. The parties hereto agree and submit to the jurisdiction of such courts for all disputes under this or the other agreements executed and delivered on this date in connection with the loan.

         SECTION 9.12. VERBAL AGREEMENTS. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                            (Signature Page Follows)



MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - PAGE 16

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           Borrower:

                                           MULTIMEDIA ACCESS CORPORATION

                                           By:  /s/ WILLIAM S. LEFTWICH
                                              ----------------------------------
                                           Name: William S. Leftwich
                                           Title: Chief Financial Officer



Commitment Amount:                         Lender:

$9,000,000                                 ARDINGER FAMILY PARTNERSHIP, LTD.

Pro Rata Share:

100%                                       By: /s/ H. T. ARDINGER, JR.
                                              ----------------------------------
                                           Name: H. T. Ardinger, Jr.


                                           Title: General Partner

                                           Address:    9040 Old Governor's Row
                                                       Dallas, Texas 75356
                                           Facsimile:  (214) 634-1270


MULTIMEDIA ACCESS CORPORATION LOAN AGREEMENT - SIGNATURE PAGE

                                  EXHIBIT "A"

                           BORROWING BASE CERTIFICATE

                              Date:        ,
                                   --------  ----

This certificate is given by MultiMedia Access Corporation ("Borrower") pursuant to that certain Loan Agreement dated as of October 22, 1998 among Borrower and the Lenders from time to time party thereto (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

         The officer executing this certificate is the Chief Financial Officer of Borrower and as such is duly authorized to execute and deliver this certificate on behalf of Borrower. By executing this certificate such officer hereby certifies to Lenders that:

         (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrower as of the above date;

         (b) based on such schedule, Borrower proposes to Lenders that the Borrowing Base as of the above date is:

                       $
                        ---------------------

         IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed
by its Chief Financial Officer this     day of        ,    .
                                    ----       -------  ---

                                MULTIMEDIA ACCESS CORPORATION

                                By:
                                   ---------------------------------------------
                                      Chief Financial Officer

                                                                      Schedule 1
                                                                  to Exhibit "A"

                           BORROWING BASE CALCULATION
                           --------------------------

----------------------------------------------------------------------------------------------
Accounts of the Borrower reflected on the Borrower's consolidated aged accounts receivable trial balance (as of the date above). Accounts means, on any date of determination, the unpaid portion of the obligations as stated on the respective invoices issued to a customer of Borrower or any of its
Subsidiaries with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower or any of its Subsidiaries to the respective customer.
                                                                                 $
                                                                                  ---------
----------------------------------------------------------------------------------------------

Less: Ineligible Accounts:

----------------------------------------------------------------------------------------------

          Accounts which remain unpaid for more than sixty days after the due date specified in the original invoice or for more than ninety days after the invoice date if no due date was specified
                                                                                  ---------
----------------------------------------------------------------------------------------------

          Accounts due from a customer whose principal place of business is located outside of the United States, except (i) such Accounts that are backed by a letter of credit (provided that such letter of credit was issued or confirmed by a Lender that is organized under the laws of the United States of America or a State thereof and has capital and surplus in excess of $500,000,000); and (ii) such Accounts as approved by Lender.
                                                                                  ---------
----------------------------------------------------------------------------------------------

          Accounts with respect to which the customer is the United States of
          America or any department, agency, or instrumentality thereof, except for those Accounts for which Borrower has complied with the Federal
          Assignment of Claims Act (Ref. 31 U.S.C. Section 3727)
                                                                                  ---------
----------------------------------------------------------------------------------------------

                                                                      Schedule 1
                                                                  To Exhibit "A"
                                                                        (cont'd)



                           BORROWING BASE CALCULATION

----------------------------------------------------------------------------------------------
Accounts with respect to which the customer is an Affiliate of Borrower or a director, officer, agent, stockholder, or employee of Borrower or any of their
Affiliates
                                                                                  ---------
----------------------------------------------------------------------------------------------
Accounts with respect to which there is any unresolved dispute with the respective customer, but only to the extent of such dispute
                                                                                  ---------
----------------------------------------------------------------------------------------------
Accounts with respect to which Lender does not have a valid, first priority and fully perfected security interest and Accounts subject to any Lien except those in favor of Lender and permitted encumbrances; including Accounts evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of
Lender
                                                                                  ---------
----------------------------------------------------------------------------------------------
Accounts with respect to which the customer is the subject of any bankruptcy or other insolvency proceedings
                                                                                  ---------
----------------------------------------------------------------------------------------------
Accounts with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guaranteed sales, sale or return transactions, sales on approval or consignment sales
                                                                                  ---------
----------------------------------------------------------------------------------------------

                                                                      Schedule 1
                                                                  To Exhibit "A"
                                                                        (cont'd)


                           BORROWING BASE CALCULATION

----------------------------------------------------------------------------------------------
Total Ineligible Accounts                                                         $
                                                                                  =========
----------------------------------------------------------------------------------------------
Total Eligible Accounts (Accounts less Total Ineligible Accounts)                 $
                                                                                  =========
----------------------------------------------------------------------------------------------

Advance Rate                                                                             90%
----------------------------------------------------------------------------------------------
Accounts Availability                                                             $
                                                                                  =========
----------------------------------------------------------------------------------------------

Inventory owned by, and in the possession of the Borrower, and located in the
United States of America, reflected on the Borrower's inventory stock status report (as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a
first-in, first-out basis                                                         $
                                                                                  ---------
----------------------------------------------------------------------------------------------

Less: Ineligible Inventory:
----------------------------------------------------------------------------------------------

          Inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest
                                                                                  ---------
----------------------------------------------------------------------------------------------
          Inventory with respect to which there exists any lien (other than permitted encumbrances) in favor of any Person other than Lender
                                                                                  ---------
----------------------------------------------------------------------------------------------

                                                                      Schedule 1
                                                                  To Exhibit "A"
                                                                        (cont'd)



                           BORROWING BASE CALCULATION

----------------------------------------------------------------------------------------------
Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 25 U.S.C. 215(a)(i)
                                                                                  ---------
----------------------------------------------------------------------------------------------
Inventory which Lender determines, in the exercise of reasonable discretion and in accordance with Lender's or Borrower's customary business practices, to be unacceptable for borrowing purposes due to age, quality, type, category and/or quantity (e.g. work-in-process)
                                                                                  ---------
----------------------------------------------------------------------------------------------

Total Ineligible Inventory                                                        $
                                                                                  =========
----------------------------------------------------------------------------------------------

Total Eligible Inventory (Inventory less total Ineligible Inventory)              $
                                                                                  =========
----------------------------------------------------------------------------------------------

Advance Rate                                                                             75%
----------------------------------------------------------------------------------------------

Inventory Availability                                                            $
                                                                                  =========
----------------------------------------------------------------------------------------------

Proposed Borrowing Base (Accounts Availability plus Inventory Availability)
                                                                                  =========
----------------------------------------------------------------------------------------------

                                  EXHIBIT "B"

                                      NOTE

$                                                               October   , 1998
-----------------                                                      ---

         FOR VALUE RECEIVED, MULTIMEDIA ACCESS CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of __________________, a ______________ ("Payee"), on or before the Maturity Date (as defined in the Loan Agreement referred to below), the lesser of (i) _____________________ and No/100 DOLLARS ($__________), or (ii) the unpaid principal amount of all advances made by Payee to Borrower under the Loan pursuant to the Loan Agreement referred to below.

         Borrower also promises to pay interest on the unpaid principal amount of this Note at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement dated as of October 22, 1998, by and between Borrower and the Ardinger Family Partnership, Ltd., (said Loan Agreement as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being the "Loan Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement).

         This Note is issued pursuant to, and entitled to the benefits of, the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

         All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set-off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Payee at its address set forth in the Loan Agreement.

         Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

         Payee and any subsequent holder of this Note agree that before disposing of this Note or any part hereof, it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit, enlarge or otherwise affect the obligation of Borrower hereunder with respect to payments of principal or interest on this Note.

         THIS NOTE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         No reference herein to the Loan Agreement and no provisions of this Note or the Loan Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby waives diligence, presentment, protest, demand, notice of intent to accelerate, notice of acceleration and any other notice of every kind (except such notices as may be required under the Loan Agreement) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        MULTIMEDIA ACCESS CORPORATION

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------